Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER 2021 RESULTS

Home sales revenue growth of 54% and continued gross margin expansion resulted in an 83% increase in net income for the quarter

DENVER, COLORADO, Thursday, July 29, 2021. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended June 30, 2021.

Larry A. Mizel, MDC's Executive Chairman, stated, “MDC posted another quarter of strong operating performance, highlighted by significant year-over year growth to our top and bottom-line results as well as continued momentum with our new home sales efforts. Home sales revenue grew 54% year-over-year thanks to a 43% increase in unit closings and an 8% rise in average selling prices. Our home sales gross margin expanded 290 basis points year-over-year to 23.1%, while our SG&A ratio improved 100 basis points to 9.4% of revenues. Order activity remained strong during the quarter with an average absorption pace of 4.8 homes per community per month, in spite of the price increases we implemented.”

Mr. Mizel continued, “We continue to see a favorable landscape for our industry thanks to an improving economy, a motivated buyer population and a need for new housing brought about by the household formations that have and will continue to occur in this country. In light of this positive outlook, we have been actively replenishing our lot pipeline in our existing markets and have also expanded into new markets such as Boise and most recently Nashville. With a considerable runway for growth, a strong balance sheet and a rapidly improving return profile, MDC is in a great position to deliver strong results in the second half of 2021 and beyond.”

David Mandarich, MDC’s President and Chief Executive Officer stated, “We continue to see buyers respond well to our home offerings, especially those within our more affordably priced collections. We are keenly aware of the rising cost of home ownership in our markets and strive to provide more affordable new home options for our buyers through our value-engineered, high quality floor plans. Buyers have the flexibility to add options and upgrades at our Home Gallery design studios, a feature we believe differentiates us from much of the competition. Value, quality and personalization have all been hallmarks of the Richmond American brand for decades, and this tradition will carry on into the future.”

2021 Second Quarter Highlights and Comparisons to 2020 Second Quarter

•Home sale revenues increased 54% to $1.37 billion from $886.8 million
◦Unit deliveries up 43% to 2,722
◦Average selling price of deliveries up 8% to $502,000
•Homebuilding pretax income increased 121% to $187.5 million from $84.9 million
◦Gross margin from home sales increased 290 basis points to 23.1% from 20.2%
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 100 basis points to 9.4%
•Net income of $154.4 million, or $2.11 per diluted share, up 83% from $84.4 million or $1.21 per diluted share*
◦Effective tax rate of 24.9% vs. 24.4%
•Dollar value of net new orders increased 40% to $1.47 billion from $1.04 billion
◦Unit net orders increased 14% to 2,714
◦Average selling price of net orders up 24%
•Dollar value of ending backlog up 73% to $4.11 billion from $2.37 billion
◦Unit backlog increased 49% to 7,678
◦Average selling price of homes in backlog up 16%

* Per share amount for the 2020 second quarter has been adjusted for the 8% stock dividend declared and paid in the 2021 first quarter.

2021 Outlook and Other Selected Information1

•Home deliveries for the 2021 third quarter between 2,500 and 2,700
◦Average selling price for 2021 third quarter unit deliveries between $510,000 and $520,000
◦Gross margin from home sales for the 2021 third quarter of approximately 23.5% (excluding impairments and warranty adjustments)
•Full year 2021 home deliveries between 10,000 and 11,000
•Active subdivision count goal of at least 10% growth during 2021 (from December 31, 2020 to December 31, 2021)
•Lots controlled of 34,400 at June 30, 2021, up 37% year-over-year
•Quarterly cash dividend of forty cents ($0.40) per share declared on July 26, 2021, up 31% year-over-year (after adjusting for 8% stock dividend in March 2021)
◦Consistent dividend program for over 25 years
◦Quarterly dividend has more than doubled in the past five years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 220,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise and Nashville. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended June 30, 2021, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,367,773	$886,758	$2,409,631	$1,583,843
Home cost of sales	(1,051,181)	(707,789)	(1,865,069)	(1,266,436)
Gross profit	316,592	178,969	544,562	317,407
Selling, general and administrative expenses	(128,861)	(92,316)	(243,854)	(181,637)
Interest and other income	868	720	1,835	2,609
Other expense	(1,090)	(2,452)	(1,527)	(3,789)
Homebuilding pretax income	187,509	84,921	301,016	134,590

Financial Services:
Revenues	33,318	32,964	78,341	54,850
Expenses	(16,440)	(12,178)	(31,545)	(23,107)
Other income (expense), net	1,155	5,931	2,042	(6,133)
Financial services pretax income	18,033	26,717	48,838	25,610

Income before income taxes	205,542	111,638	349,854	160,200
Provision for income taxes	(51,190)	(27,242)	(84,812)	(39,044)
Net income	$154,352	$84,396	$265,042	$121,156

Comprehensive income	$154,352	$84,396	$265,042	$121,156

Earnings per share:
Basic	$2.19	$1.23	$3.76	$1.78
Diluted	$2.11	$1.21	$3.62	$1.73

Weighted average common shares outstanding:
Basic	70,291,057	68,057,093	70,044,326	67,775,735
Diluted	72,715,273	69,207,415	72,754,141	69,701,942

Dividends declared per share	$0.40	$0.31	$0.77	$0.61

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2021	December 31, 2020

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$638,547	$411,362
Restricted cash	14,158	15,343
Trade and other receivables	133,146	72,466
Inventories:
Housing completed or under construction	1,872,666	1,486,587
Land and land under development	1,309,360	1,345,643
Total inventories	3,182,026	2,832,230
Property and equipment, net	59,664	61,880
Deferred tax asset, net	14,793	11,454
Prepaids and other assets	98,066	101,685
Total homebuilding assets	4,140,400	3,506,420
Financial Services:
Cash and cash equivalents	88,654	77,267
Mortgage loans held-for-sale, net	186,086	232,556
Other assets	43,054	48,677
Total financial services assets	317,794	358,500
Total Assets	$4,458,194	$3,864,920
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$135,712	$98,862
Accrued and other liabilities	330,929	300,735
Revolving credit facility	10,000	10,000
Senior notes, net	1,384,714	1,037,391
Total homebuilding liabilities	1,861,355	1,446,988
Financial Services:
Accounts payable and accrued liabilities	99,599	95,630
Mortgage repurchase facility	164,681	202,390
Total financial services liabilities	264,280	298,020
Total Liabilities	2,125,635	1,745,008
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 70,619,638 and 64,851,126 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	706	649
Additional paid-in-capital	1,689,689	1,407,597
Retained earnings	642,164	711,666
Total Stockholders' Equity	2,332,559	2,119,912
Total Liabilities and Stockholders' Equity	$4,458,194	$3,864,920

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Dollars in thousands)
Operating Activities:
Net income	$154,352	$84,396	$265,042	$121,156
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	8,941	5,488	18,867	9,928
Depreciation and amortization	9,175	6,375	16,178	11,527
Net (gain) loss on marketable equity securities	—	(4,983)	—	8,285
Deferred income tax expense	(1,991)	831	(3,339)	1,962
Net changes in assets and liabilities:
Trade and other receivables	(16,823)	(21,834)	(57,105)	(23,445)
Mortgage loans held-for-sale, net	44,703	(39,646)	46,470	23,454
Housing completed or under construction	(167,043)	(54,956)	(385,698)	(233,829)
Land and land under development	1,401	65,867	36,379	94,918
Prepaids and other assets	28,289	9,669	4,695	1,209
Accounts payable and accrued liabilities	9,037	41,670	70,595	40,539
Net cash provided by operating activities	70,041	92,877	12,084	55,704

Investing Activities:
Purchases of marketable securities	—	(1,022)	—	(10,804)
Sales of marketable securities	—	49,990	—	59,266
Purchases of property and equipment	(7,698)	(6,456)	(13,447)	(12,968)
Net cash provided by (used in) investing activities	(7,698)	42,512	(13,447)	35,494

Financing Activities:
Payments on mortgage repurchase facility, net	(52,801)	33,350	(37,709)	(7,522)
Payments on homebuilding line of credit, net	—	(5,000)	—	(5,000)
Repayment of senior notes	—	—	—	(250,000)
Proceeds from issuance of senior notes	—	—	347,725	298,050
Dividend payments	(28,248)	(20,914)	(54,913)	(41,682)
Payments of deferred financing costs			(819)	—
Issuance of shares under stock-based compensation programs, net	(16,543)	(6,862)	(15,534)	1,332
Net cash provided by (used in) financing activities	(97,592)	574	238,750	(4,822)

Net increase (decrease) in cash, cash equivalents and restricted cash	(35,249)	135,963	237,387	86,376
Cash, cash equivalents and restricted cash:
Beginning of period	776,608	424,625	503,972	474,212
End of period	$741,359	$560,588	$741,359	$560,588

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$638,547	$482,702	$638,547	$482,702
Restricted cash	14,158	15,668	14,158	15,668
Financial Services:		-
Cash and cash equivalents	88,654	62,218	88,654	62,218
Total cash, cash equivalents and restricted cash	$741,359	$560,588	$741,359	$560,588

New Home Deliveries

	Three Months Ended June 30,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,672	$847,683	$507.0	1,017	$490,117	$481.9	64%	73%	5%
Mountain	711	400,633	563.5	608	316,666	520.8	17%	27%	8%
East	339	119,457	352.4	275	79,975	290.8	23%	49%	21%
Total	2,722	$1,367,773	$502.5	1,900	$886,758	$466.7	43%	54%	8%

	Six Months Ended June 30,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	2,948	$1,464,294	$496.7	1,888	$895,615	$474.4	56%	63%	5%
Mountain	1,323	725,350	548.3	1,043	539,524	517.3	27%	34%	6%
East	629	219,987	349.7	516	148,704	288.2	22%	48%	21%
Total	4,900	$2,409,631	$491.8	3,447	$1,583,843	$459.5	42%	52%	7%

Net New Orders

	Three Months Ended June 30,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,602	$850,742	$531.0	5.67	1,309	$574,996	$439.3	4.62	22%	48%	21%	23%
Mountain	706	433,793	614.4	4.18	758	362,228	477.9	3.99	(7)%	20%	29%	5%
East	406	180,205	443.9	3.56	323	106,436	329.5	3.53	26%	69%	35%	1%
Total	2,714	$1,464,740	$539.7	4.80	2,390	$1,043,660	$436.7	4.23	14%	40%	24%	13%

	Six Months Ended June 30,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	3,377	$1,791,809	$530.6	5.73	2,691	$1,262,330	$469.1	4.88	25%	42%	13%	17%
Mountain	1,717	1,017,585	592.7	5.03	1,451	722,197	497.7	3.76	18%	41%	19%	34%
East	829	354,950	428.2	4.03	647	206,911	319.8	3.58	28%	72%	34%	13%
Total	5,923	$3,164,344	$534.2	5.21	4,789	$2,191,438	$457.6	4.28	24%	44%	17%	22%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%	June 30,		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change
West	91	96	(5)%	94	95	(1)%	98	92	7%
Mountain	55	63	(13)%	56	63	(11)%	57	64	(11)%
East	41	33	24%	38	31	23%	34	30	13%
Total	187	192	(3)%	188	189	(1)%	189	186	2%

Backlog

	June 30,
	2021			2020			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	4,139	$2,204,500	$532.6	2,826	$1,336,251	$472.8	46%	65%	13%
Mountain	2,412	$1,426,496	591.4	1,619	$816,559	504.4	49%	75%	17%
East	1,127	$482,736	428.3	698	$220,362	315.7	61%	119%	36%
Total	7,678	$4,113,732	$535.8	5,143	$2,373,172	$461.4	49%	73%	16%

Homes Completed or Under Construction (WIP lots)

	June 30,		%
	2021	2020	Change
Unsold:
Completed	19	109	(83)%
Under construction	214	191	12%
Total unsold started homes	233	300	(22)%
Sold homes under construction or completed	6,655	3,573	86%
Model homes under construction or completed	502	502	—%
Total homes completed or under construction	7,390	4,375	69%

Lots Owned and Optioned (including homes completed or under construction)

	June 30, 2021			June 30, 2020
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	13,265	4,729	17,994	9,364	2,619	11,983	50%
Mountain	6,599	4,174	10,773	6,076	2,667	8,743	23%
East	3,636	1,997	5,633	2,260	2,041	4,301	31%
Total	23,500	10,900	34,400	17,700	7,327	25,027	37%

Selling, General and Administrative Expenses

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change

	(Dollars in thousands)
General and administrative expenses	$61,958	$40,419	$21,539	$119,121	$85,508	$33,613
General and administrative expenses as a percentage of home sale revenues	4.5%	4.6%	-10 bps	4.9%	5.4%	-50 bps
Marketing expenses	$26,832	$22,657	$4,175	$52,535	$44,103	$8,432
Marketing expenses as a percentage of home sale revenues	2.0%	2.6%	-60 bps	2.2%	2.8%	-60 bps
Commissions expenses	$40,071	$29,240	$10,831	$72,198	$52,026	$20,172
Commissions expenses as a percentage of home sale revenues	2.9%	3.3%	-40 bps	3.0%	3.3%	-30 bps
Total selling, general and administrative expenses	$128,861	$92,316	$36,545	$243,854	$181,637	$62,217
Total selling, general and administrative expenses as a percentage of home sale revenues	9.4%	10.4%	-100 bps	10.1%	11.5%	-140 bps

Capitalized Interest

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Dollars in thousands)
Homebuilding interest incurred	$17,409	$15,094	$34,741	$31,628
Less: Interest capitalized	(17,409)	(15,094)	(34,741)	(31,628)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$55,268	$59,077	$52,777	$55,310
Plus: Interest capitalized during period	17,409	15,094	34,741	31,628
Less: Previously capitalized interest included in home cost of sales	(18,326)	(17,242)	(33,167)	(30,009)
Interest capitalized, end of period	$54,351	$56,929	$54,351	$56,929